                                                                   EXHIBIT 99(i)

                                                          Registered no. 1162324

================================================================================

                               I.D.C. CARD LIMITED

                              FINANCIAL STATEMENTS

                         FOR THE YEAR ENDED 31 MAY 1996

                              J. B. TITCHENER & Co.

                                  INCORPORATING
                              FRANCIS FRENCH & CO.

                                27 ELDON SQUARE,

                               READING, BERKSHIRE.

================================================================================

I.D.C. CARD LIMITED

CONTENTS                                                                    PAGE

Directors' report                                                              1

Auditors' report                                                               3

Profit and loss account                                                        4

Balance sheet                                                                  5

Notes to the accounts                                                          6


For information of the directors only:


Detailed trading and profit and loss account                                  11

Schedule of miscellaneous income                                              12

Schedule of overhead expenses                                                 13

I.D.C. CARD LIMITED

DIRECTORS' REPORT FOR THE YEAR ENDED 31 MAY 1996

Directors' Responsibilities

Company law requires us as directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, we are required to:

      - select suitable accounting policies and then apply them consistently;

      -     make judgements and estimates that are reasonable and prudent;

      - prepare the financial statements on a going concern basis unless it is inappropriate to presume that the company will continue in business.

We are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable us to ensure that the financial statements comply with the Companies Act 1985. We are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Directors

M R L Beebee
Mrs J Beebee

Secretary

Mrs J Beebee

Registered Office

27 Eldon Square
Reading
Berkshire
RGI 4DP

Principal Activities

The principal activity of the company throughout the year was the provision of discount facilities.

Directors

The present directors are as shown above. All served on the board throughout the year.

I.D.C. CARD LIMITED

Mr M R L Beebee retires by rotation and, being eligible, offers himself for re-election.

Directors' Interests

The interests of the directors in the shares of the company at the beginning and end of the year, were as follows:

                                         31 May 1996                1 June 1995

M R L Beebee

Ordinary shares
Beneficial interests                           5,000                      5,000

Auditors

The auditors, J B Titchener & Co, have indicated their willingness to accept re-appointment under Section 385(2) of the Companies Act 1985.

The directors have taken advantage, in the preparation of their report, of the special exemptions applicable to small companies.

ON BEHALF OF THE BOARD


/s/ J Beebee                                           Date: 16-7-96
--------------------------                                  --------------
MRS J BEEBEE - SECRETARY

I.D.C. CARD LIMITED

AUDITORS' REPORT TO THE MEMBERS OF I.D.C. CARD LIMITED

We have audited the financial statements on pages 4 to 10 which have been prepared under the historical cost convention and the accounting policies set out on page 6.

Respective responsibilities of directors and auditors

As described on page 1, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. However, the evidence available to us was limited because we did not attend the stocktake and there were no other satisfactory audit procedures that we could adopt to confirm that stocks were properly recorded. In forming our opinion, we have also evaluated the overall adequacy of the presentation of information in the financial statements.

Qualified Opinion arising from limitation in audit scope

Except for any adjustments that might have been found to be necessary had we been able to obtain sufficient evidence concerning stocks

In our opinion the financial statements give a true and fair view of the state of the Company's affairs as at 31 May 1996 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985 as applicable to small companies.

In respect alone of the limitation on our work relating to stocks

- we have not obtained all the information and explanations that we considered necessary for the purpose of our audit; and

- we were unable to determine whether proper accounting records had been maintained.


                             /s/ J B TITCHENER & CO

J B TITCHENER & CO                                            27 ELDON SQUARE
Registered Auditors                                           READING
                                                              BERKSHIRE
Date: 7th August 1996                                         RGI 4DP
      ---------------

I.D.C. CARD LIMITED

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 MAY 1996

                                                    Note       1996       1995
                                                           (Pounds)    (Pounds)

TURNOVER                                              2     327,481     614,146

Cost of sales                                               189,041     338,126
                                                           --------    --------

GROSS PROFIT                                                138,440     276,020

Net operating expenses                                3     167,060     290,369
                                                           --------    --------

OPERATING LOSS                                        4     (28,620)    (14,349)

Other interest receivable and similar
  income                                              5       8,223       7,334
Interest payable and similar charges                           (362)         --
                                                           --------    --------

LOSS ON ORDINARY ACTIVITIES
  BEFORE TAXATION                                           (20,759)     (7,015)

Tax on loss on ordinary
  activities                                          6      (3,568)       (224)
                                                           --------    --------

RETAINED LOSS FOR THE
  FINANCIAL YEAR                                            (17,191)     (6,791)

Retained profit brought forward                             184,989     191,780
                                                           --------    --------

RETAINED PROFIT CARRIED
  FORWARD                                                   167,798     184,989
                                                           ========    ========

The company's turnover and expenses all relate to continuing operations.

The only recognised loss for the year was the loss for the financial year of (Pounds)(17,191) (1995 - (Pounds)(6,791)

The annexed notes form part of these financial statements.

I.D.C. CARD LIMITED

BALANCE SHEET AT 31 MAY 1996

                                     Note               1996                1995
                                                    (Pounds)            (Pounds)

FIXED ASSETS
Tangible assets                        7              24,861              41,144

CURRENT ASSETS
Stocks                                 8    15,518               5,000
Debtors                                9   101,510              88,395
Cash at bank and in hand                   127,618             337,876
                                          --------            --------
                                           244,646             431,271
CREDITORS
Amounts falling due within
  one year                            10    96,709             281,376
                                          --------            --------

NET CURRENT ASSETS                                   147,937             149,895

                                                    --------            --------

TOTAL ASSETS LESS CURRENT
  LIABILITIES                                        172,798             191,039

PROVISION FOR LIABILITIES AND
  CHARGES                             11                   -               1,050

                                                    --------            --------
NET ASSETS                                           172,798             189,989
                                                    ========            ========

CAPITAL AND RESERVES
Called up share capital               12               5,000               5,000
Profit and loss account                              167,798             184,989
                                                    --------            --------

SHAREHOLDERS' FUNDS                   13             172,798             189,989
                                                    ========            ========

The directors have taken advantage of the special exemptions conferred by Part I of Schedule 8 of the Companies Act 1985 and have done so on the grounds that, in their opinion, the company is entitled to those exemptions as a small company.

These financial statements were approved by the board on 16/7/96
ON BEHALF OF THE BOARD                                   -------



/s/  M R L Beebee                                 Date: 16/O7/96
-----------------                                      ---------
M R L BEEBEE - DIRECTOR

The annexed notes form part of these financial statements.

I.D.C. CARD LIMITED

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 MAY 1996

1.    ACCOUNTING POLICIES

      The principal accounting policies adopted in the preparation of the financial statements are set out below and have remained unchanged from the previous year, and also have been consistently applied within the same accounts.

      Cash Flow Statement

      The company qualifies as a small company and advantage has therefore been taken of the exemption provided by the Financial Reporting Standard No 1 not to prepare a cash flow statement.

      Basis of Preparation of Financial Statements

      The financial statements have been prepared under the historical cost convention.

      The effect of events in relation to the year ended 31 May 1996 which occurred before the date of approval of the financial statements by the Board of Directors, have been included in the statements to the extent required to show a true and fair view of the state of affairs at 31 May 1996 and of the results for the year ended on that date.

      Depreciation

      Depreciation has been computed to write off the cost of tangible fixed assets over their expected useful lives using the following rates:

      Leasehold property              -  Over 15 years
      Plant and machinery             -  20% per annum of cost
      Fixtures and fittings           -  10% per annum of cost
      Motor vehicles                  -  25% per annum of cost

      Stocks

      Stocks have been valued at the lower of cost and net realisable value.

      Deferred Taxation

      Deferred taxation is provided on the liability method to take account of certain items for accounts purposes and their treatment for tax purposes. Tax deferred or accelerated is accounted for in respect of all material timing differences to the extent that it is considered that a net liability may crystallise.

      Pension Costs

      The company operates a pension scheme for its director, M R L Beebee. The scheme is a defined contribution scheme, and the contributions are charged against profits as they are paid.

2.    TURNOVER

      The company's turnover represents the value, excluding Value Added Tax, of goods and services supplied to customers during the year.

I.D.C. CARD LIMITED

3.    NET OPERATING EXPENSES

                                                       1996             1995
                                                    (pound)          (pound)

      Administrative expenses                       184,759          307,741
      Other operating income                        (17,699)         (17,372)
                                                    -------          -------
                                                    167,060          290,369
                                                    =======          =======

4.    OPERATING LOSS

      Operating loss is stated after charging/(crediting):

                                                       1996             1995
                                                    (pound)          (pound)

      Directors' emoluments                          21,702           84,510
      Directors' pension contributions                   --           40,160
                                                    -------          -------

      Total directors' emoluments                    21,702          124,670
                                                     ======          =======

      Depreciation and amortisation of owned assets  16,283           16,283
      Auditors' remuneration                          1,700            1,700
                                                     ======          =======

5.    OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                       1996             1995
                                                    (pound)          (pound)

      Other interest and similar income               8,223            7,334
                                                     ======          =======

I.D.C. CARD LIMITED

6.    TAXATION ON ORDINARY ACTIVITIES

                                                        1996            1995
                                                     (pound)         (pound)

      Current year

      Corporation tax at 25%                         (2,518)           1,142
      Deferred tax at 25%                            (1,050)          (1,466)
                                                     ------           ------
                                                     (3,568)            (324)

      Prior year

      Corporation tax under(over) provided               --              100
                                                     ------           ------
                                                     (3,568)            (224)
                                                     ======           ======

7.    TANGIBLE FIXED ASSETS

                               Leasehold        Plant        Fixtures
                                Land and          and             and     Motor
                               buildings    machinery        fittings  vehicles        Total
                                 (pound)      (pound)         (pound)   (pound)      (pound)

      Cost

      At 1 June 1995              24,975          996          81,790    33,259      141,020
      Additions                       --           --              --        --           --
      Revaluations                    --           --              --        --           --
      Intra-group transfers           --           --              --        --           --
      Disposals                       --           --              --        --           --
                                  ------       ------          ------    ------      -------
      At 31 May 1996              24,975          996          81,790    33,259      141,020
                                  ------       ------          ------    ------      -------

      Depreciation

      At 1 June 1995              14,292          996          65,568    19,020       99,876
      Charge for the year          1,665           --           8,180     6,438       16,283
      Revaluations                    --           --              --        --           --
      Intra-group transfers           --           --              --        --           --
      Elimination on disposals        --           --              --        --           --
                                  ------       ------          ------    ------      -------
      At 31 May 1996              15,957          996          73,748    25,458      116,159
                                  ------       ------          ------    ------      -------

      Net book value

      At 31 May 1996               9,018           --           8,042     7,801       24,861
                                  ======       ======          ======    ======      =======

      At 3l May 1995              10,683           --          16,222    14,239       41,144
                                  ======       ======          ======    ======      =======


I.D.C. CARD LIMITED

8.    STOCKS

                                                   1996             1995
                                                (pound)          (pound)

   Stocks                                        15,518            5,000
                                                 ======            =====

9.    DEBTORS

                                                   1996             1995
                                                (pound)          (pound)

    Trade debtors                                70,248           37,189
    Other debtors                                31,262           51,206
                                                -------           ------
                                                101,510           88,395
                                                =======           ======

10.   CREDITORS - AMOUNTS DUE WITHIN ONE YEAR

                                                   1996             1995
                                                (pound)          (pound)

    Trade creditors                              63,512          167,090
    Corporation tax payable                           -            1,142
    Social security and other taxes              16,493           64,055
    Other creditors                              16,704           49,089
                                                 ------          -------
                                                 96,709          281,376
                                                 ======          =======

11.   PROVISIONS FOR LIABILITIES AND CHARGES

                                                                    1996
                                                                 (pound)

    Balance at 1 June 1995                                         1,050

    Utilised during the year                                      (1,050)
                                                                 -------
    Balance at 31 May 1996                                            --
                                                                 =======

I.D.C. CARD LIMITED

12.   SHARE CAPITAL

                                                               1996        1995
                                                            (pound)     (pound)
       Authorised
       5,000 ordinary shares of (pound)1 each                 5,000       5,000
                                                            =======     =======

       Allotted, called up and fully paid
       5,000 ordinary shares of (pound)1 each                 5,000       5,000
                                                            =======     =======

13.   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                               1996        1995
                                                            (pound)     (pound)

       Loss for the financial year                          (17,191)     (6,791)
       Opening shareholders' funds                          189,989     196,780
                                                            -------     -------
       Closing shareholders' funds                          172,798     189,989
                                                            =======     =======

14.   PENSION COSTS

      The company operates a non-contributory pension scheme. It is a defined contribution scheme and contributions are charged in the profit and loss account as they accrue. The charge for the year was (pound)- (1995 (pound)40,160).

                  THE FOLLOWING PAGES ARE FOR THE INFORMATION

                             OF THE DIRECTORS ONLY.



                THEY DO NOT FORM PART OF THE STATUTORY ACCOUNTS.

I.D.C. CARD LIMITED


TRADING & PROFIT & LOSS ACCOUNT FOR THE YEAR ENDED 31 MAY 1996
                                                        1996        1995
                                                     (pound)      (pound)

      TURNOVER                                       327,481      614,146

      COST OF SALES

      Opening stock                          5,000        5,000
      Countdown commission                  51,875      170,440
      Travelling and motor expenses          7,961       10,518
      Test meals                               189          156
      Printing                              71,144       87,638
      Advertising and promotion             34,901       35,435
      Overseas agents                       33,489       33,939
                                           -------      -------
                                           204,559      343,126

      Closing stock                        (15,518)      (5,000)
                                           -------      -------

                                                     189,041      338,126

                                                     -------      -------
      GROSS PROFIT                                   138,440      276,020

      Other operating income                          17,699       17,372
                                                     -------      -------
                                                     156,139      293,392

      Overhead expenses                              184,759      307,741
                                                     -------      -------
      OPERATING LOSS                                 (28,620)     (14,349)

      Other interest receivable and similar
       income                                          8,223        7,334
                                                     -------      -------
                                                     (20,397)      (7,015)

      Interest payable and similar charges               362           --
                                                     -------      -------

      LOSS ON ORDINARY ACTIVITIES
       BEFORE TAXATION                               (20,759)      (7,015)
                                                     =======      =======

I.D.C. CARD LIMITED

SCHEDULE TO THE TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MAY 1996

                                                           1996       1995
                                                        (pound)    (pound)

      OTHER OPERATING INCOME

      Rent receivable                                    16,121     15,500
      Sundry income                                       1,578      1,872
                                                         ------     ------
                                                         17,699     17,372
                                                         ======     ======

      OTHER INTEREST RECEIVABLE AND SIMILAR
       INCOME

      Bank interest                                       8,223      7,304
      Sundry interest                                        --         30
                                                         ------     ------
                                                          8,223      7,334
                                                         ======     ======


      INTEREST PAYABLE AND SIMILAR CHARGES

      Interest on overdue tax                               362         --
                                                         ======     ======

I.D.C. CARD LIMITED

SCHEDULE OF OVERHEAD EXPENSES FOR THE YEAR ENDED 31 MAY 1996

                                                        1996        1995
                                                     (pound)     (pound)
      ADMINISTRATIVE EXPENSES
      Rent and rates                                  20,702      21,757
      Insurances                                       5,690       4,465
      Light and heat                                   1,150       1,507
      Directors' salaries                             13,900      75,414
      Pension contributions                               --      40,160
      Wages and salaries                              71,743      74,075
      Employer's NIC                                   9,818      15,377
      Telephone                                        2,543       2,952
      Postage and stationery                          12,801      19,757
      Office maintenance                               3,674       4,377
      Accountancy fees                                 1,987       1,936
      Auditors' remuneration                           1,700       1,700
      Legal and professional fees                      1,127          --
      Consultancy fees                                12,823      12,823
      Donations                                        1,000       4,000
      Sundry expenses                                    445       1,521
      Depreciation charges                            16,283      16,283
                                                     -------     -------
                                                     177,386     298,104
                                                     -------     -------

      FINANCIAL EXPENSES

      Bad debts                                           --         (36)
      Bank charges                                     7,373       9,673
                                                     -------     -------
                                                       7,373       9,637
                                                     -------     -------

      OVERHEAD EXPENSES                              184,759     307,741
                                                     =======     =======